Exhibit 99.1

Alliance Laundry Holdings LLC Reports 2nd Qtr 2004 Earnings

    RIPON, Wis.--(BUSINESS WIRE)--Aug. 4, 2004--Alliance Laundry Holdings LLC announced today results for the quarter and six months ended June 30, 2004.
    Net revenues for the quarter ended June 30, 2004 increased $2.4 million, or 3.3%, to $73.4 million from $71.0 million for the quarter ended June 30, 2003. Net income for the quarter ended June 30, 2004 increased $2.2 million to net income of $6.2 million as compared to net income of $4.0 million for the quarter ended June 30, 2003. Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")(a) for the second quarter of 2004 decreased $0.6 million to $13.5 million as compared to EBITDA of $14.1 million for the second quarter of 2003.
    The overall revenue increase for the second quarter of $2.4 million was primarily due to higher commercial laundry revenue of $1.8 million and service parts revenue of $0.6 million. The increase in net income for the second quarter of $2.2 million was primarily due to higher gross profit of $0.3 million, lower interest expense of $2.4 million and lower other expenses of $0.8 million, partially offset by higher operating expenses of $1.4 million. The decrease in EBITDA of $0.6 million for the second quarter of 2004 was primarily due to higher selling, general and administrative expenses of $0.9 million and $0.5 million of costs incurred in the second quarter related to a proposed offering of Income Deposit Securities partially offset by lower other expense of $0.8 million. The increase in selling, general and administrative expenses was primarily due to $0.7 million of non-cash incentive compensation recorded in the second quarter.
    Net revenues for the six months ended June 30, 2004 increased $7.5 million, or 5.7%, to $139.6 million from $132.1 million for the six months ended June 30, 2003. Net income for the six months ended June 30, 2004 was $10.4 million as compared to net income of $5.2 million for the six months ended June 30, 2003. EBITDA for the six months ended June 30, 2004 was $27.0 million as compared to EBITDA of $25.2 million for the six months ended June 30, 2003.
    In announcing the Company's results today, Chairman and CEO Thomas
F. L'Esperance said, "We are extremely pleased with our year over year net revenue growth of 3.3% for the second quarter of 2004. North American equipment revenue continues to be slightly ahead of last year with a very strong international performance for the second quarter."
    "During the second quarter of 2004 we have paid down $7.1 million on long-term debt. We will continue to focus on strong top line growth in 2004 to help offset higher medical and material costs," said L'Esperance.

    Alliance Laundry Holdings LLC, headquartered in Ripon, Wisconsin, is a leading manufacturer of commercial laundry products and provider of services for laundromats, multi-housing laundries, on-premise laundries and drycleaners worldwide. The Company offers a full line of washers and dryers for light commercial use as well as large frontloading washers, heavy duty tumbler dryers, and presses and finishing equipment for heavy commercial use. The Company's products are sold under four well known brand names: Speed Queen, UniMac, Huebsch and Ajax.

    (a) Non-GAAP Financial Measures

    In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), we also disclose EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), which is a non-GAAP measure. EBITDA is not a measure of operating income, operating performance or liquidity under GAAP. We include EBITDA because we understand it is used by some investors to determine a company's historical ability to service indebtedness and fund ongoing capital expenditures, and because certain covenants in our borrowing agreements are tied to similar measures. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income (as determined in accordance with GAAP) as an indicator of our operating performance, or of cash flows from operating activities (as determined in accordance with GAAP), or as a measure of liquidity. Other companies may define EBITDA differently. A reconciliation of EBITDA to net income is provided under the heading Selected Financial Data of this press release.

    Safe Harbor for Forward-Looking Statements

    With the exception of the reported actual results, this press release contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including, without limitation, statements that include the words "continues," "expects," "anticipates," "intends," "plans," "should," and "believes" or similar expressions and statements relating to growth or performance objectives. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that such plans, intentions, expectations, objectives or goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include: impact of competition; continued sales to key customers; possible fluctuations in the cost of raw materials and components; possible fluctuations in currency exchange rates, which affect the competitiveness of the Company's products abroad; market acceptance of new and enhanced versions of the Company's products; the impact of substantial leverage and debt service on the Company and other risks listed from time to time in the Company's reports, including, but not limited to the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2003.

    Financial information for Alliance Laundry Holdings LLC appears on the next four pages, followed by management's discussion and analysis of financial condition and results of operations for the quarter and six months ended June 30, 2004.


                    ALLIANCE LAUNDRY HOLDINGS LLC
                     CONSOLIDATED BALANCE SHEETS
                             (unaudited)
                            (in thousands)

                                               June 30,   December 31,
                                             -------------------------
                                                 2004         2003
                                             ------------ ------------
                   Assets
Current assets:
  Cash                                           $10,550       $7,937
  Accounts receivable, net                         7,917        9,157
  Inventories, net                                26,733       26,215
  Beneficial interests in securitized
   accounts receivable                            18,753       16,789
  Prepaid expenses and other                       1,498          898
                                             ------------ ------------
    Total current assets                          65,451       60,996

Notes receivable, net                              6,334        8,161
Property, plant and equipment, net                31,575       34,035
Goodwill, net                                     55,414       55,414
Beneficial interests in securitized
 financial assets                                 20,148       22,676
Debt issuance costs, net                           6,676        7,636
Other assets                                       3,951        1,721
                                             ------------ ------------
    Total assets                                $189,549     $190,639
                                             ============ ============

      Liabilities and Members' Deficit
Current liabilities:
  Current portion of long-term debt              $12,822      $11,270
  Revolving credit facility                            -            -
  Accounts payable                                11,313       11,279
  Other current liabilities                       18,893       20,428
                                             ------------ ------------
    Total current liabilities                     43,028       42,977

Long-term debt:
  Senior credit facility                         132,428      145,975
  Senior subordinated notes                      110,000      110,000
  Junior subordinated note                        26,326       24,171
  Other long-term debt                               657          783

Other long-term liabilities                        6,922        6,491
Mandatorily redeemable preferred interests         6,000            -
                                             ------------ ------------
    Total liabilities                            325,361      330,397

Commitments and contingencies
Mandatorily redeemable preferred interests             -        6,000
Members' deficit                                (135,812)    (145,758)
                                             ------------ ------------
  Total liabilities and members' deficit        $189,549     $190,639
                                             ============ ============



                    ALLIANCE LAUNDRY HOLDINGS LLC
                  CONSOLIDATED STATEMENTS OF INCOME
                             (unaudited)
                            (in thousands)

                               Three Months Ended  Six Months Ended
                              ---------------------------------------
                              June 30,  June 30,  June 30,  June 30,
                                2004      2003      2004      2003
                              --------- --------- --------- ---------

Net revenues:
  Commercial laundry           $63,910   $62,142  $120,218  $113,471
  Service parts                  9,460     8,859    19,432    18,639
                              --------- --------- --------- ---------
                                73,370    71,001   139,650   132,110

Cost of sales                   52,239    50,212    97,760    94,234
                              --------- --------- --------- ---------
Gross profit                    21,131    20,789    41,890    37,876

Selling, general and
 administrative expense          9,107     8,182    17,726    16,399
Offering related expenses          540         -     1,268         -
                              --------- --------- --------- ---------
Total operating expense          9,647     8,182    18,994    16,399
                              --------- --------- --------- ---------
    Operating income            11,484    12,607    22,896    21,477

Interest expense                 5,260     7,720    12,370    15,405
Other expense, net                  18       797        52       797
                              --------- --------- --------- ---------
    Income before taxes          6,206     4,090    10,474     5,275
Provision for income taxes           5        43        54        43
                              --------- --------- --------- ---------
    Net income                  $6,201    $4,047   $10,420    $5,232
                              ========= ========= ========= =========



                    ALLIANCE LAUNDRY HOLDINGS LLC
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (unaudited)
                            (in thousands)

                                                    Six Months Ended
                                                   -------------------
                                                   June 30,  June 30,
                                                     2004      2003
                                                   --------- ---------

Cash flows from operating activities:
  Net income                                        $10,420    $5,232
  Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                    5,118     5,557
     Non-cash interest                                1,797     3,612
     Non-cash incentive unit compensation               670         -
     (Gain) loss on sale of property, plant and
      equipment                                          52        (9)
     Changes in assets and liabilities:
        Accounts receivable                           1,240    (4,248)
        Inventories                                    (518)     (278)
        Other assets                                 (1,316)   (2,697)
        Accounts payable                                 34    (2,405)
        Other liabilities                              (746)       54
                                                   --------- ---------
     Net cash provided by operating activities       16,751     4,818
                                                   --------- ---------

Cash flows from investing activities:
  Additions to property, plant and equipment         (1,647)   (2,351)
  Proceeds on disposal of property, plant and
   equipment                                              5        36
                                                   --------- ---------
     Net cash used in investing activities           (1,642)   (2,315)
                                                   --------- ---------

Cash flows from financing activities:
  Repayment of management note                            -        32
  Principal payments on long-term debt              (12,121)  (10,118)
  Cash paid for capitalized offering related costs     (375)        -
  Net increase in revolving line of credit
   borrowings                                             -     5,000

                                                   --------- ---------
     Net cash used in financing activities          (12,496)   (5,086)
                                                   --------- ---------

Increase (decrease) in cash                           2,613    (2,583)
Cash at beginning of period                           7,937     7,339
                                                   --------- ---------
Cash at end of period                               $10,550    $4,756
                                                   ========= =========

Supplemental disclosure of cash flow information:
  Cash paid for interest                            $11,494   $10,932




                     ALLIANCE LAUNDRY HOLDINGS LLC
                        SELECTED FINANCIAL DATA
                            (in thousands)

                                  Three Months Ended  Six Months Ended
                                  ------------------ -----------------
                                  June 30, June 30,  June 30, June 30,
                                    2004     2003      2004     2003
                                  -------- --------  -------- --------
Cash flow data:
Net cash provided by operating
 activities                        $9,699   $5,321   $16,751   $4,818
Net cash used in investing
 activities                          (944)  (1,181)   (1,642)  (2,315)
Net cash used in financing
 activities                        (7,435)  (2,059)  (12,496)  (5,086)

Other data:
EBITDA(1)                         $13,520  $14,050   $27,002  $25,216
Capital expenditures                  949    1,217     1,647    2,351


Reconciliation: EBITDA
Net income(2)                      $6,201   $4,047   $10,420   $5,232
Provision for income taxes              5       43        54       43
                                  -------- --------  -------- --------
Income before income taxes          6,206    4,090    10,474    5,275

Adjustments:
  Interest expense                  5,260    7,720    12,370   15,405
  Depreciation and amortization     2,531    2,750     5,118    5,557
  Non-cash interest expense
   included in amortization above    (477)    (510)     (960)  (1,021)
                                  -------- --------  -------- --------
EBITDA(1)                         $13,520  $14,050   $27,002  $25,216
                                  ======== ========  ======== ========

(1) "EBITDA", as presented, represents income before taxes plus depreciation, amortization and interest expense.

(2) Subsequent to the consummation of the Recapitalization, we are not a tax paying entity.


    Management's Discussion and Analysis of Financial Condition and Results of Operations for the Quarter and Six Months Ended June 30, 2004.

    OVERVIEW

    We believe we are the leading designer, manufacturer and marketer of stand-alone commercial laundry equipment in North America and a leader worldwide. Under the well-known brand names of Speed Queen(R), UniMac(R), Huebsch(R), and Ajax(R), we produce a full line of commercial washing machines and dryers with load capacities from 16 to 250 pounds as well as presses and finishing equipment. Our commercial products are sold to four distinct customer groups: (i) laundromats;
(ii) multi-housing laundries, consisting primarily of common laundry facilities in apartment buildings, universities and military installations; (iii) on-premise laundries, consisting primarily of in-house laundry facilities of hotels, hospitals, nursing homes and prisons and (iv) drycleaners.
    The unaudited financial statements as of and for the quarter ended June 30, 2004 present the consolidated financial position and results of operations of Alliance Laundry Holdings LLC, including our wholly-owned direct and indirect subsidiaries, Alliance Laundry Systems LLC and Alliance Laundry Corporation.
    This discussion and analysis should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations set forth in our Annual Report on Form 10-K (file no. 333-56857) filed with the Securities and Exchange Commission, which includes our audited financial position and operating results as of and for the year ended December 31, 2003.

    RESULTS OF OPERATIONS

    Quarter Ended June 30, 2004 Compared to the Quarter Ended June 30,
2003.

    The following table sets forth our historical net revenues for the periods indicated:



                                                 Quarter Ended
                                          ----------------------------
                                          June 30, 2004  June 30, 2003
                                          -------------  -------------
                                             (Dollars in millions)
Net revenues:
  Commercial laundry                             $63.9          $62.1
  Service parts                                    9.5            8.9
                                          -------------  -------------
                                                 $73.4          $71.0
                                          =============  =============


    The following table sets forth certain condensed historical financial data for us expressed as a percentage of net revenues for each of the periods indicated:



                                                  Quarter Ended
                                           ---------------------------
                                           June 30, 2004 June 30, 2003
                                           ------------- -------------

Net revenues                                      100.0%        100.0%
Cost of sales                                      71.2%         70.7%
Gross profit                                       28.8%         29.3%
Selling, general and administrative expense        12.4%         11.5%
Offering related expenses                           0.7%            -
 Operating income                                  15.7%         17.8%
  Net income                                        8.5%          5.7%


    Net revenues. Net revenues for the quarter ended June 30, 2004 increased $2.4 million, or 3.3%, to $73.4 million from $71.0 million for the quarter ended June 30, 2003. This increase was primarily attributable to higher commercial laundry revenue of $1.8 million and service parts revenue of $0.6 million. The increase in commercial laundry revenue was due primarily to higher North American equipment revenue of $0.3 million and higher international revenue of $2.1 million, which were partially offset by lower earnings from our equipment financing program of $0.6 million. Revenue for North America was higher to coin-operated laundry customers and on-premise laundry and lower to multi-housing laundry customers. Revenue for international was higher to customers in Asia, Europe, the Middle East and Africa.
    Gross profit. Gross profit for the quarter ended June 30, 2004 increased $0.3 million, or 1.6%, to $21.1 million from $20.8 million for the quarter ended June 30, 2003. This increase was primarily attributable to margins associated with the higher sales volume, lower depreciation expense and a recent price increase, which were partially offset by the lower earnings from our equipment financing program and nickel and chrome surcharges of $1.2 million related to stainless steel purchases. Gross profit as a percentage of net revenues decreased to 28.8% for the quarter ended June 30, 2004 from 29.3% for the quarter ended June 30, 2003 primarily as a result of the lower earnings from our equipment financing program.
    Selling, general and administrative expense. Selling, general and administrative expenses for the quarter ended June 30, 2004 increased $0.9 million, or 11.3%, to $9.1 million from $8.2 million for the quarter ended June 30, 2003. The increase in selling, general and administrative expenses was primarily due to non-cash incentive compensation of $0.7 million in 2004, higher sales and marketing expenses of $0.5 million and higher independent development costs of $0.2 million, which were partially offset by lower pension costs of $0.5 million. Selling, general and administrative expenses as a percentage of net revenues increased to 12.4% for the quarter ended June 30, 2004 from 11.5% for the quarter ended June 30, 2003.
    Offering related expense. Offering related expense for the quarter ended June 30, 2004 was $0.5 million, with no similar expense in 2003. Offering related expense as a percentage of net revenues was 0.7% for the quarter ended June 30, 2004.
    Operating income. As a result of the foregoing, operating income for the quarter ended June 30, 2004 decreased $1.1 million, or 8.9%, to $11.5 million from $12.6 million for the quarter ended June 30, 2003. Operating income as a percentage of net revenues decreased to 15.7% for the quarter ended June 30, 2004 from 17.8% for the quarter ended June 30, 2003.
    Interest expense. Interest expense for the quarter ended June 30, 2004 decreased $2.4 million, or 31.9%, to $5.3 million from $7.7 million for the quarter ended June 30, 2003. Interest expense in 2004 includes a favorable non-cash adjustment of $1.5 million to reflect changes in the fair values of an interest rate swap agreement. Interest expense in 2003 includes an unfavorable non-cash adjustment of $0.7 million to reflect changes in the fair values of a similar interest rate swap agreement. Cash interest expense was lower as a result of reductions in total debt outstanding, but was partially offset by higher interest expense related to the Junior Subordinated Notes.
    Net income. As a result of the foregoing, net income for the quarter ended June 30, 2004 increased $2.2 million to net income of $6.2 million as compared to net income of $4.0 million for the quarter ended June 30, 2003. Net income as a percentage of net revenues increased to 8.5% for the quarter ended June 30, 2004 from 5.7% for the quarter ended June 30, 2003.

    Six Months Ended June 30, 2004 Compared to the Six Months Ended
June 30, 2003.

    The following table sets forth our historical net revenues for the periods indicated:



                                                Six Months Ended
                                          ----------------------------
                                          June 30, 2004  June 30, 2003
                                          -------------  -------------
                                             (Dollars in millions)
Net revenues:
Commercial laundry                              $120.2         $113.5
Service parts                                     19.4           18.6
                                          -------------  -------------
                                                $139.6         $132.1
                                          =============  =============


    The following table sets forth certain condensed historical financial data for us expressed as a percentage of net revenues for each of the periods indicated:



                                                Six Months Ended
                                           ---------------------------
                                           June 30, 2004 June 30, 2003
                                           ------------- -------------

Net revenues                                      100.0%        100.0%
Cost of sales                                      70.0%         71.3%
Gross profit                                       30.0%         28.7%
Selling, general and administrative expense        12.7%         12.4%
Offering related expenses                           0.9%            -
 Operating income                                  16.4%         16.3%
  Net income                                        7.5%          4.0%


    Net revenues. Net revenues for the six months ended June 30, 2004 increased $7.5 million, or 5.7%, to $139.6 million from $132.1 million for the six months ended June 30, 2003. This increase was primarily attributable to higher commercial laundry revenue of $6.7 million and higher service parts revenue of $0.8 million. The increase in commercial laundry revenue was due primarily to higher North American equipment revenue of $1.6 million, higher international revenue of $4.8 million, and higher earnings from our equipment financing program of $0.4 million. The increase in North American equipment revenues was primarily due to higher revenues from on-premise laundry and coin-operated laundry customers, which were partially offset by lower revenues from multi-housing laundry customers. Revenue for international was higher to customers in Asia, the Middle East, Africa and Europe.
    Gross profit. Gross profit for the six months ended June 30, 2004 increased $4.0 million, or 10.6%, to $41.9 million from $37.9 million for the six months ended June 30, 2003. This increase was primarily attributable to the margins associated with the higher sales volume, a price increase, the higher earnings from our equipment financing program and lower depreciation expense, which were partially offset by nickel and chrome surcharges of $1.9 million related to stainless steel purchases. Gross profit as a percentage of net revenues increased to 30.0% for the six months ended June 30, 2004 from 28.7% for the six months ended June 30, 2003.
    Selling, general and administrative expense. Selling, general and administrative expenses for the six months ended June 30, 2004 increased $1.3 million, or 8.1%, to $17.7 million from $16.4 million for the six months ended June 30, 2003. The increase in selling, general and administrative expenses was primarily due to non-cash incentive unit compensation of $0.7 million in 2004, higher sales and marketing expenses of $0.9 million and higher independent development costs of $0.3 million, which were partially offset by lower pension expense of $0.5 million. Selling, general and administrative expenses as a percentage of net revenues increased to 12.7% for the six months ended June 30, 2004 from 12.4% for the six months ended June 30, 2003.
    Offering related expense. Offering related expense for the six months ended June 30, 2004 was $1.3 million, with no similar expense in 2003. Offering related expense as a percentage of net revenues was 0.9% for the six months ended June 30, 2004.
    Operating income. As a result of the foregoing, operating income for the six months ended June 30, 2004 increased $1.4 million, or 6.6%, to $22.9 million from $21.5 million for the six months ended June 30, 2003. Operating income as a percentage of net revenues increased to 16.4% for the six months ended June 30, 2004 from 16.3% for the six months ended June 30, 2003.
    Interest expense. Interest expense for the six months ended June 30, 2004 decreased $3.0 million, or 19.7%, to $12.4 million from $15.4 million for the six months ended June 30, 2003. Interest expense in 2004 includes a favorable non-cash adjustment of $1.1 million to reflect changes in the fair values of an interest rate swap agreement. Interest expense in 2003 includes an unfavorable non-cash adjustment of $1.5 million to reflect changes in the fair values of a similar interest rate swap agreement. Cash interest expense was lower as a result of reductions in total debt outstanding, but was partially offset by higher interest expense related to the Junior Subordinated Notes.
    Net income. As a result of the foregoing, net income for the six months ended June 30, 2004 increased $5.2 million to net income of $10.4 million as compared to net income of $5.2 million for the six months ended June 30, 2003. Net income as a percentage of net revenues increased to 7.5% for the six months ended June 30, 2004 from 4.0% for the six months ended June 30, 2003.

    CONTACT: Alliance Laundry Holdings LLC
             Bruce P. Rounds, 920-748-1634